Rocket Fuel Reports 95% Revenue Growth in
the First Quarter 2014

Active Customers and Gross Profit More Than Doubled From Year Ago Quarter

REDWOOD CITY, California - May 8, 2014 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading provider of artificial intelligence and big data solutions for digital advertising, today reported financial results for the first quarter ended March 31, 2014.

“Rocket Fuel continued its strong revenue growth in the first quarter of 2014, reporting an increase of 95% from the first quarter of 2013, and posted its ninth consecutive quarter of more than 100% growth in revenue less media costs and gross profit,” said George John, Chairman and CEO of Rocket Fuel. “Strong increases in the number of active customers, gross margin and other channels revenue, specifically revenue from mobile delivery which grew to 26% of our total, were other notable highlights of our progress during the first quarter compared to the first quarter in the prior year. Rocket Fuel continues to outpace the growth of the digital advertising market by leveraging our artificial intelligence-driven solutions across a growing base of diverse advertisers.”

Financial and Business Highlights for the First Quarter of 2014

Revenue of $74.4 million increased 95% compared to $38.2 million for the first quarter of 2013.
Revenue less media costs1 of $44.7 million increased 107% compared to $21.6 million for the first quarter of 2013, and grew to 60% of revenue for the first quarter of 2014.
Gross Profit of $36.9 million increased 110% compared to $17.5 million for the first quarter of 2013, which represented a gross margin improvement to 49.5% from 45.9%, a 364 basis point expansion.
Net Loss was $(11.2) million, or $(0.33) per diluted share, compared to a net loss of $(8.1) million, or $(0.97) per diluted share for the first quarter of 2013. Adjusted net loss1 for the quarter was $(6.3) million, or $(0.18) per diluted share, compared to adjusted net loss of $(5.4) million, or $(0.65) per diluted share, for the first quarter of 2013.
Adjusted EBITDA1 was $(3.7) million compared to $(4.6) million in the first quarter of 2013.
Other channels revenue of $29.0 million, which includes revenue from delivery of digital advertising to mobile, social, and video channels, increased by 530% compared to $4.6 million for the first quarter of 2013 and more than tripled from 12% to 39% as a percentage of revenue from the first quarter of 2013. Mobile was the largest component of other channels revenue, at 26% of revenue in the first quarter of 2014.
Active customer count expanded to 1,251, up from 560 in the first quarter of 2013.
Employee headcount increased to a total of 710 as of March 31, 2014, an 87% increase from March 31, 2013.
Cash and cash equivalents were $218.2 million as of March 31, 2014. In February 2014, Rocket Fuel received net proceeds from its follow-on offering of approximately $115.4 million.
Total debt was $26.9 million as of March 31, 2014.

1 Revenue less media costs, adjusted net loss, and adjusted EBITDA are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliations at the end of this release.

Business Outlook

“Ongoing investment in our proprietary technology platform and our global team helped drive continued strong growth in the first quarter,” said J. Peter Bardwick, CFO of Rocket Fuel. “Looking ahead, we anticipate 62% to 69% revenue growth in the second quarter of 2014 over the second quarter of 2013. This should be viewed in the context of our exceptionally rapid growth of 137% in Q2 of 2013 compared to Q2 of 2012. We are reiterating our 2014 guidance as we expect revenue growth in the latter half of the year to increase slightly from our expected Q2 growth rate due to a number of factors, including the impact of recent sales hiring and expanded offerings that enhance our current product suite."

Rocket Fuel is providing an outlook for the second quarter of 2014 and reiterating its full year 2014 outlook as follows:

Second Quarter 2014

•	Revenue in the range of $88.0 million to $92.0 million

•	Adjusted EBITDA in the range of a loss of $(6.0) million to a loss of $(4.5) million

Fiscal Year 2014

•	Revenue in the range of $420.0 million to $435.0 million

•	Adjusted EBITDA in the range of $3.0 million to $6.0 million

Conference Call and Webcast Information

The Rocket Fuel first quarter 2014 teleconference and webcast is scheduled to begin at 2:00 PM Pacific time on Thursday, May 8, 2014. To participate on the live call, analysts and investors should dial 1-877-941-2068 at least ten minutes prior to the call. Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of its website at www.rocketfuel.com.

Use of Non-GAAP Measures

This press release includes information relating to revenue less media costs, adjusted net loss, and adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define revenue less media costs as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of revenue less media costs is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, cost of revenue, and total operating expenses.

We define adjusted net loss as GAAP net loss excluding stock-based compensation expense and change in fair value of convertible preferred stock warrant liability, net of estimated tax. A limitation of adjusted net loss is that it is a measure that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define adjusted net loss differently. This measure may also exclude expenses that may have a material impact on Rocket Fuel’s reported financial results. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net loss.

We define adjusted EBITDA as net loss before income tax (expense) benefit, interest expense, net, depreciation and amortization expense (excluding amortization of internal use software), stock-based compensation expense and change in fair value of convertible preferred stock warrant liability. Adjusted EBITDA has a number of limitations as an analytical tool including the following:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•other companies, including those in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, our management considers adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Revenue Less Media Costs to Revenue,” “Reconciliation of Adjusted Net Loss to Net Loss” and “Reconciliation of Adjusted EBITDA to Net Loss” included in this press release.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements,” including, without limitation, statements regarding growth of the digital advertising industry generally, and growth of Rocket Fuel’s business compared to the digital advertising market; revenue growth for the second half of 2014; the impact of recent sales hiring and expanded offerings on revenue growth; and forecasted financial results for the second quarter of 2014 and the full year 2014. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, our limited operating history, particularly as a relatively new public company; risks associated with our growth, particularly outside of the U.S.; our potential failure to make the right investment decisions in our offerings and technology platform; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014. These forward-looking statements are made as of the date of this press release and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

Rocket Fuel delivers a leading programmatic media-buying platform at Big Data scale that harnesses the power of artificial intelligence (AI) to improve marketing ROI in digital media across web, mobile, video, and social channels. Rocket Fuel powers digital advertising and marketing programs globally for customers in North America, Europe, and Japan. Customers trust Rocket Fuel’s Advertising That Learns® platform to achieve brand and direct-response objectives in diverse industries from luxury cars to groceries to retail. Rocket Fuel currently operates in more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol “FUEL.” For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.

Investor Relations:
Alex Wellins
The Blueshirt Group
(415) 217-5861
ir@rocketfuel.com

Rocket Fuel and Advertising That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$218,174	$113,873
Accounts receivable, net	83,293	90,502
Deferred tax assets	207	207
Prepaid expenses	2,688	2,164
Other current assets	6,868	3,962
Total current assets	311,230	210,708
Property, equipment and software, net	37,283	25,794
Restricted cash	2,294	—
Other assets	1,026	1,006
Total assets	$351,833	$237,508

Liabilities and Stockholder's Equity
Current Liabilities:
Accounts payable	$34,305	$39,910
Accrued and other current liabilities	24,940	21,584
Deferred revenue	878	918
Current portion of capital leases	777	203
Current portion of debt	8,493	7,243
Total current liabilities	69,393	69,858
Long-term debt - Less current portion	18,368	19,568
Capital leases - Less current portion	1,568	412
Deferred rent - Less current portion	7,445	3,909
Deferred tax liabilities	207	207
Other liabilities	387	387
Total liabilities	97,368	94,341

Stockholders' Equity:
Common stock	35	33
Additional paid-in capital	310,113	187,624
Accumulated other comprehensive loss	17	(15)
Accumulated deficit	(55,700)	(44,475)
Total stockholders' equity	254,465	143,167
Total Liabilities and Stockholders' Equity	$351,833	$237,508

Rocket Fuel Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except loss per share data)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Revenue	$74,397	$38,212
Cost of revenue (1)	37,535	20,671
Gross profit	36,862	17,541

Operating expenses:
Research and development (1)	7,241	2,412
Sales and marketing (1)	29,759	16,230
General and administrative (1)	10,340	5,177
Total operating expenses	47,340	23,819
Loss from operations	(10,478)	(6,278)
Other expense, net:
Interest expense	(414)	(124)
Other income (expense)—net	(19)	(519)
Change in fair value of convertible preferred stock warrant liability	—	(1,097)
Other expense, net	(433)	(1,740)
Loss before income taxes	(10,911)	(8,018)
Provision for income taxes	(314)	(54)
Net loss	$(11,225)	$(8,072)

Basic and diluted net loss per share attributable to common stockholders	$(0.33)	$(0.97)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	34,033	8,298

(1)	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Cost of revenue	$252	$27
Research and development	987	391
Sales and marketing	2,167	512
General and administrative	1,551	635
	$4,957	$1,565

Rocket Fuel Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
OPERATING ACTIVITIES:
Net loss	$(11,225)	$(8,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,920	1,389
Provision for doubtful accounts	34	—
Stock-based compensation	5,125	1,565
Amortization of debt discount	50	—
Excess tax benefit from stock-based activity	(147)	—
Change in fair value of preferred stock warrant liability	—	1,097
Changes in operating assets and liabilities:
Accounts receivable	7,175	(548)
Prepaid expenses	(523)	(318)
Other current assets	(2,908)	86
Other assets	(128)	(2)
Accounts payable	(5,004)	(1,806)
Accrued and other liabilities	(100)	924
Deferred rent	3,570	27
Deferred revenue	(40)	38
Net cash used in operating activities	(1,201)	(5,620)
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(7,177)	(1,756)
Capitalized internal use software development costs	(1,757)	(1,708)
Restricted cash	(2,281)	—
Net cash used in investing activities	(11,215)	(3,464)
FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in follow-on public offering, net of underwriting discounts and commission	116,510	—
Issuance costs related to initial and follow-on public offering	(985)	(170)
Proceeds from exercise of vested common stock options	1,058	18
Proceeds from early exercise of unvested common stock options	2	227
Repurchases of common stock options early exercised	(1)	—
Excess tax benefit from stock-based activity	147	—
Repayment of capital lease obligations	(38)	—
Proceeds from issuance of long-term debt	—	10,000
Repayment of long-term debt	—	(113)
Net cash provided by financing activities	116,693	9,962
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	24	(38)
CHANGE IN CASH AND CASH EQUIVALENTS	104,301	840
CASH AND CASH EQUIVALENTS—Beginning of period	113,873	14,896
CASH AND CASH EQUIVALENTS—End of period	$218,174	$15,736

Rocket Fuel Inc.
KEY METRICS
(In thousands, except number of active customers)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Revenue	$74,397	$38,212
Revenue less media cost (non-GAAP)	$44,690	$21,566
Adjusted EBITDA (non-GAAP)	$(3,736)	$(4,625)
Number of active customers	1,251	560

Rocket Fuel Inc.
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(In thousands)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Net loss	$(11,225)	$(8,072)
Adjustments:
Interest expense, net	414	124
Provision for income taxes	314	54
Depreciation and amortization expense (excludes amortization of internal use software)	1,804	607
Stock-based compensation expense	4,957	1,565
Change in fair value of convertible preferred stock warrant liability	—	1,097
Total adjustments	7,489	3,447
Adjusted EBITDA	$(3,736)	$(4,625)

Rocket Fuel Inc.
RECONCILIATION OF REVENUE LESS MEDIA COSTS TO REVENUE
(In thousands)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Revenue	$74,397	$38,212
Less media costs	29,707	16,646
Revenue less media costs	$44,690	$21,566

Rocket Fuel Inc.
RECONCILIATION OF ADJUSTED NET LOSS TO NET LOSS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Net loss	$(11,225)	$(8,072)
Stock-based compensation expense	4,957	1,565
Change in fair value of convertible preferred stock warrant liability	—	1,097
Tax impact of the above items	—	—
Adjusted net loss	$(6,268)	$(5,410)

Adjusted diluted net loss per share	$(0.18)	$(0.65)

Weighted average shares used in computing adjusted diluted net loss per share	34,033	8,298